DRAFT: 9/3/97                                                       EXHIBIT 10.2



                            STOCK PURCHASE AGREEMENT
                            ------------------------

         STOCK PURCHASE AGREEMENT dated as of August ___, 1997 by and between CARIB NATIONAL GROUP, INC. ("Carib"), RICHARD E.W. GRANT, THE GRANT TRUST, ZENON DEVELOPMENT CORPORATION and LESLIE SITARAM and CATHY-MAE SITARAM (collectively hereinafter referred to as "Sellers") and THE LOCKHART COMPANIES INCORPORATED (hereinafter referred to as "Buyer").


                                   WITNESSETH:

IN CONSIDERATION of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. SUPERSEDING EFFECT

     This Stock Purchase Agreement (the "Agreement") supersedes all oral or written agreements, if any, between the parties and constitutes the entire agreement between the parties, except for paragraphs 5, 6 and 7 of a Letter of Intent dated June 6, 1997 between the parties hereto respecting this transaction (the "Letter of Intent").

2. STOCK TO BE PURCHASED

     A. The Buyer shall purchase from the Sellers Five Hundred Fifty Thousand (550,00) shares of common stock, representing all the issued and outstanding capital stock of Premium Finance Company of the V.I., Inc., a U.S. Virgin Islands Corporation engaged in the insurance premium financing business (hereinafter referred to as the "Corporation").

     B. The number of shares to be sold by each Seller is set forth below opposite their names:


     Name of Seller                           Number of Shares
     --------------                           ----------------
(1)  Carib National Group, Inc.                     330,000
(2)  The Grant Trust                                100,000
(3)  Richard E. W. Grant                             50,000
(4)  Zenon Development Corporation                   50,000
(5)  Leslie Sitaram and Cathy-Mae Sitaram            20,000
                                                    -------
             Total Capital Stock                    550,000
                                                    =======


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

3. PURCHASE PRICE

     A. The total purchase price of the stock is Six Hundred Eighty Seven Thousand Five Hundred ($687,500) Dollars.

     B. The per share purchase price is $1.25 for each share.

     C. The purchase price to be paid to each Seller is as follows:



     Name of Seller                              Purchase Price
     --------------                              --------------
(1)  Carib National Group, Inc.                     $ 412,500
(2)  The Grant Trust                                $ 125,000
(3)  Richard E. W. Grant                            $  62,500
(4)  Zenon Development Corporation                  $  62,500
(5)  Leslie Sitaram and Cathy-Mae Sitaram           $  25,000
                                                    ---------

             Total Purchase Price                   $ 687,500
                                                    =========


4. PAYMENT

     A. On the date of closing Buyer shall pay the Sellers the following amounts by certified check or other immediately available funds or wire transfer:



     Name of Seller                                   Payment
     --------------                                   -------
(1)  Carib National Group, Inc.                     $ 330,000
(2)  The Grant Trust                                $ 100,000
(3)  Richard E. W. Grant                            $  50,000
(4)  Zenon Development Corporation                  $  50,000
(5)  Leslie Sitaram and Cathy-Mae Sitaram           $  20,000
                                                    ---------
                                                    $ 550,000
                                                    =========

     B. The $0.25 per share  balance due Sellers  shall be paid as follows,  six
(6) months after closing, assuming all other terms and conditions of this transaction are met and Sellers are not otherwise in default under this Agreement.



     Name of Seller                                  Payment
     --------------                                  -------
(1)  Carib National Group, Inc.                     $ 82,500
(2)  The Grant Trust                                $ 25,000
(3)  Richard E. W. Grant                            $ 12,500
(4)  Zenon Development Corporation                  $ 12,500
(5)  Leslie Sitaram and Cathy-Mae Sitaram           $  5,000
                                                    --------
                                                    $137,500
                                                    ========

5. CLOSING

     A. Place

     The closing shall take place at the offices of Dudley, Topper and Feuerzeig, 1A Frederiksberg Gade, St. Thomas, U.S. Virgin Islands. The closing date will be scheduled within sixty (60) days from receipt by Buyer of regulatory consents or other specific approval of this transaction satisfactory to Buyer by the Office of the Lieutenant Governor of the U.S. Virgin Islands, Division of Banking and Insurance and completion of due diligence to the satisfaction of the Buyer.

     B. Delivery of Stock Certificates

     At the closing each Seller shall deliver to the Buyer, free and clear of all encumbrances, certificates for the stock to be sold by each Seller in negotiable form. Certificates shall have any requisite stock transfer stamps attached.


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



     C. Memorandum of Closing

     On the day of the closing, the parties shall execute a memorandum of closing which shall state the events that occurred at the closing. All transactions at the closing shall be considered to take place simultaneously. No delivery shall be considered to be made until all transactions are completed.

6. DOCUMENTS TO BE DELIVERED BY SELLERS AT CLOSING

     The documents set forth below shall be delivered by the Sellers to Buyer at the closing except for items B, C, H, L and M which shall be provided at least five (5) business days before the closing:

     A. Stock certificates required by 5.B above.

     B. The Corporation's License(s) to do business in the jurisdictions in which it or its subsidiaries operate.

     C. Broker - Agent Agreements.

     D. Schedule of Insureds covered by premium financing with amount of loans and insurance companies receiving premiums as of the most recent month end.

     E. The Corporation's Lease at The Village Mall, St. Croix, U.S. Virgin Islands and any other spaces leased by the Corporation.

     F. Contracts requiring performance after the date of closing and contracts with warranties which shall remain effect after the date of closing.

     G. Warranties on the Corporation's assets.

     H. Opinion letter of the Corporation's counsel, as described in Section 11 hereof.

     I. Certificate of good standing of the Corporation (and of any subsidiaries thereof) certified by the Office of the Lieutenant Governor of the Virgin Islands and any other appropriate official, as of a date recent to the date of closing.

     J. Resignations of all present directors and officers of the Corporation effective on the date of closing.

     K. Minute book(s), stock transfer book(s), stock certificate book and corporate seal(s) of the Corporation.

     L. Noncompetition Agreements as described in paragraph 4(b) of the Letter of Intent.

     M. Any other instruments and documents which are required to fulfill the obligations of the Sellers under this Contract.

     N. Reports filed by the Corporation under 22 V.I.C. ss. 1630(b) and results of any examination of the Corporation conducted under 22 V.I.C. ss. 1628(b).

     O. Documentation that the Corporation's premium finance agreement forms have been filed and approved pursuant to 22 V.I.C. ss. 1632.

7. REPRESENTATIONS OF SELLERS

     The Sellers warrant and represent as follows, which representations shall survive the Closing for three (3) years except those dealing with taxes that will survive for the applicable statute of limitations period:

     A. Right to Sell

     Sellers have the full power and right to execute this Contract and to sell the Corporation's stock. Carib and Zenon, as corporate sellers, will present unanimous directors and shareholders resolutions approving the sale of its stock, a certificate of good standing, certificate of incumbency, certificate of shareholder ownership and any other corporate documentation reasonably requested by Buyer, including Articles of Incorporation and Bylaws of Carib and Zenon.

     B. Stock Ownership

     Sellers are the owners, free and clear of any lien or encumbrance, of the number of shares of the Corporation's common stock set opposite their names in
Article 2.B. above. Neither the Corporation nor the Sellers have issued or granted any options or other rights to purchase the Corporation's stock.

     C. Capitalization

     The Corporation's entire authorized capital stock consists of Five Hundred Fifty Thousand (550,000) shares of common stock, 550,000 of which are issued and presently outstanding.

     D. Subsidiaries, Cross-Guarantees and Inter-Company Transfers

     The Corporation does not have any subsidiaries except Premium Finance Company (E.C.) Limited, a company organized under the laws of Anguilla ("PFC-EC"). The

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



Corporation has not guaranteed any debts of Carib or any other affiliate of the Carib National Group, Inc. or any debt of the Grant Trust, Richard E.W. Grant,
Carlos Zenon, Zenon Development Corporation, or Leslie Sitaram, Cathy-Mae Sitaram or of any officer, director or employee of any of the above-mentioned entities. There are no accounts receivables or inter-company transfers between and among affiliates of the Carib National Group and the Corporation that are being questioned from an accounting standpoint or by any regulatory body.

     E. Organization and Standing of the Corporation

     The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the U.S. Virgin Islands. The copies of the Corporation's Articles of Incorporation and all amendments thereto as of the date of this Agreement and of the Corporation's By-Laws and all amendments thereto as of the date of this Agreement, which have been certified by the Corporation's Secretary and delivered by Sellers to Buyer, are complete and correct as of the date of this Agreement. The Corporation is qualified to do business and is doing business in the British Virgin Islands, Antigua and Anguilla and is qualified to operate and is in good standing in each such jurisdiction.

     F. Title

     The Corporation is the owner of and has good and marketable title to all assets of the Corporation set forth in Exhibit "A", entitled "Assets of the Corporation", dated August ___, 1997.

     G. Financial Statements

     The financial statements referenced in (G) (1) and (2) below which have been delivered to Buyer by Sellers and attached hereto as Exhibit "B", accurately set forth the results of operations of the Corporation for the applicable periods, and such balance sheets present a true and complete statement of the financial condition, assets and liabilities of the Corporation for the applicable periods.

          (1) Statements of profit and loss of the Corporation for the calendar years 1994 through 1996, inclusive, and balance sheets for the Corporation as of December 31 for each of said three (3) years. Said statements and balance sheets were certified by Francisco Depusoir, a certified public accountant; and

          (2) A statement of profit and loss of the Corporation for the period ending July 30, 1997, unaudited and verified by Richard E.W. Grant, President.

H. Compliance with Laws

     The Corporation has complied with all federal, state, city and other local laws, rules and regulations applicable in the jurisdictions in which it operates and has the following licenses: License No. __________ issued by the Lieutenant Governor of the Virgin Islands with an expiration date of ___________ authorizing the Corporation to engage in the business of an insurance premium finance company pursuant to 22 V.I.C. ss. 1623; ______.

     I. Contracts to Sell or Mortgages Stock

     Sellers have not entered into any other contract to sell, assign, pledge or mortgage all or any part of their stock.

     J. Contracts to Sell or Mortgage Assets

     Other than the $75,000 loan to the Corporation by Buyer as evidenced by a Promissory Note and Loan Agreement dated __________, the Corporation has not entered into any contract to sell, assign, pledge or mortgage all or any part of the Corporation's assets, except to the Bank of Nova Scotia, pursuant to a financing agreement that is subject to review by Buyer in the course of due diligence.

     K. Contracts

     The Corporation has not entered into any contracts, leases or other agreements in an amount exceeding Five Hundred ($500) Dollars other than those set forth in Exhibit "C", entitled, "Contracts of the Corporation", dated August ___, 1997.

     L. Taxes

     The Corporation is not and shall not on the date of closing be in default for payment of federal, state, city or other local taxes including withholding, insurance premium tax, gross receipts tax, personal property, sales, use, social security and unemployment.

     M. Litigation

          (1) There are no suits, claims or other proceedings in law or equity pending, nor are there regulatory proceedings of any kind pending, or to Sellers' knowledge threatened against the Sellers respecting the Stock to be purchased by Buyer or against the Corporation generally.

          (2) There are no suits, claims or other proceedings in law or equity pending or contemplated in which the Sellers or the Corporation are plaintiffs, petitioners or a party respecting the Stock to be purchased by Buyer.

     N. Judgments

     There is not now nor shall there be at the time of closing any judgments, liens or other encumbrances outstanding against the Sellers respecting the Stock to be purchased or against the Corporation generally.

     O. Investigations

     There have been no federal, state, city or local investigations with respect to the Corporation generally or the Sellers respecting the Stock to be purchased, including investigations by regulatory officials.

     P. Power of Attorney

     Sellers and the Corporation do not have a power of attorney outstanding with respect to Sellers stock or the Corporation's business.

     Q. Directors, Officers and Bank Accounts

     The Sellers have delivered to the Buyer a true and complete list, as of the date of this Contract, certified by an authorized officer of the Corporation, setting forth the following:

          (1) The names and addresses of all the Corporation's directors and officers.

          (2) The name, address and account number of each bank in which the Corporation has an account or safe deposit box and the names and addresses of all persons authorized to draw thereon or to have access thereto.

     R. Government and Other Consents

     Other than the approval of the Lieutenant Governor of the U.S. Virgin Islands, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with (a) the execution, delivery and performance by the Corporation or Sellers of this Agreement, and (b) the sale and delivery of the stock.

     S. No Rebates or Inducements in Violation of 22 V.I.C. ss. 1631.

     The Corporation and Sellers confirm that no officer, director, or employee has offered to pay or allowed in any manner to any person, either as inducement to the financing of any insurance policy with the premium finance company or after any such policy has been financed, any rebate or other valuable consideration or inducement of any kind, directly or indirectly.

8. REPRESENTATIONS OF BUYER

     The Buyer warrants and represents as follows:

     A. As of the closing, Buyer will have inspected the leased premises of the Corporation at The Village Mall, St. Croix, U.S. Virgin Islands and the physical condition of all the assets listed in Exhibit "A".

     B. The Buyer is purchasing the stock voluntarily on Buyer's own judgment, and does not rely on any representations of anyone as to past, present, or prospective profits or volume of the Corporation except for that financial data of the Seller referenced in Article 7.G entitled, "Financial Statements" and representations as to the status of accounts receivables and inter-company transfers referenced in Article 7.D hereof.

     C. Buyer intends to retain the Corporation's existing employees, subject to the provisions of Section 17 hereof.

9. COVENANT NOT TO COMPETE

     A. For a period of five (5) years from closing in the case of Keith A. Forbes and three (3) years from closing in the case of Winston P. Forbes, Peter J.C. Thwaites and David A. Williams, the aforementioned officers, directors and stockholders of Carib or the Corporation, as the case may be, shall not, directly or indirectly, either as an employee, partner, stockholder, officer, director, proprietor, owner or otherwise, engage or become interested financially or otherwise in any business, trade, or occupation similar to or in competition with the Corporation within the U.S. Virgin Islands and British Virgin Islands.

     B. If the Buyer sells the Corporation, its stock or all its assets, the Buyer shall have the right to assign the covenant set forth above. The Seller shall remain bound by the terms of said covenant to any and all subsequent purchasers of the Corporation, its stock or all its assets.

10. DAMAGE OR DESTRUCTION OF CORPORATION'S ASSETS

     A. The Sellers shall maintain the Corporation's assets in the condition as they existed at the time of Buyer's inspection, ordinary wear and tear excepted.

     B. However, if the Corporation's assets are damaged or destroyed, to the extent of Twenty Percent (20%) or more of the value of such assets as listed in Exhibit "A", or the Corporation loses insurance premium financing accounts to the extent of Fifty Percent (50%) or more of such accounts prior to closing, Buyer's sole remedy shall be to terminate this Contract without any liability on either Buyer or Sellers.

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


11. OPINION OF CORPORATION'S COUNSEL

     On the closing date the Corporation shall deliver an opinion of the Corporation's counsel dated the closing date that:

     A. The Corporation's existence, good standing and authorized and issued stock are as stated in Article 7.

     B. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

     C. The Corporation has good and marketable title to all its property and assets set forth in Exhibit "A".

     D. Counsel does not know or have reasonable cause to know of any claims, litigation, proceeding or governmental investigation pending or threatened against the Corporation or its assets.

12. INDEMNIFICATION BY SELLERS AND RESCISSION

     The Sellers, both individually and collectively, hereby undertake and agree, jointly and severally, for the four-year period following the closing, to indemnify and hold the Buyer and its officers, directors and affiliates harmless from and against and in respect of (a) any damage or loss to the Buyer or its officers, directors and affiliates resulting from the inaccuracy on the date hereof or on the closing of any of the representations and warranties contained herein, (b) any liability (absolute or contingent), which is not shown on the Financial Statements, which should be shown thereon in accordance with generally accepted accounting principles, (c) any obligations or liability arising from the failure of the Corporation to discharge any duty or perform any obligation required of them or because of any default by the Company or the Sellers under any agreement, lease, contract, commitment, instrument or obligation to which they are a party, in any case arising from or based on actions or failures to act by the Corporation or Sellers occurring on or before the closing, or (d) any liability arising from violations by the Corporation of any federal, state or local law, ordinance, regulation, rule or order on or before the closing.

13. INDEMNIFICATION PROCEDURE

     A. If any claim in law, equity or of a regulatory or administrative nature (the "Claim") is made against the Corporation which Buyer believes is an obligation of the Sellers, Buyer shall immediately advise the Sellers of their indemnification obligations in writing. Such advice shall contain all details known to the Buyer. Within ten (10) days after receipt of such notice, Sellers shall advise Buyer of their intention to settle or defend such claim, such settlement or defense to be at the sole expense of the Sellers. If Sellers defend such claim and a decision is rendered against the Buyer, Buyer shall so notify Sellers and the Sellers shall promptly satisfy the claim from Sellers' funds or otherwise comply with the decision, provided Sellers have not advised Buyer in writing of their intention to appeal such decision.

     B. If the Sellers fail to defend such claim, the Buyer is hereby authorized to defend or settle the claim, with costs of defense or settlement and satisfaction of claims to be paid by Sellers upon demand.

     C. Sellers shall reimburse Buyer, on demand, for any payment by buyer at any time in respect of any liability or claim to which the foregoing indemnity applies.

     D. Indemnification of Buyer by Sellers under this Agreement is on a joint and several basis.

14. ADDITIONAL DOCUMENTS

     Buyer and Sellers shall execute any and all documents, prior to and after the closing date, that are required to implement the terms and intent of this Agreement.

15. DEFAULT BY A SELLER

     If any Seller shall fail, refuse or be incapable of delivering any of the stock to be sold hereunder, such failure, refusal or incapability shall not relieve the other Seller of any obligation under this Agreement. In such event, the Buyer, at its option, may either purchase the remaining stock which it is entitled to purchase hereunder, or refuse to make such purchase and terminate all its obligations under this Agreement.

16. CONDUCT OF THE CORPORATION'S BUSINESS PENDING

     The Sellers warrant and represent that, until the time of closing:

     A. The business shall be conducted in its ordinary course.

     B. The Corporation shall not enter into any contract except in the ordinary course of business and the liability of the Corporation under such contract in the ordinary course of business shall not exceed One Thousand ($ 1,000) Dollars.

     C. The Sellers shall use their best efforts to keep and retain the Corporation as a going concern.

     D. The Sellers shall have the Corporation comply with all laws, rules and regulations of Federal, State, City, and Local Governments and any other jurisdiction in which it operates.


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


     E. The Sellers shall not allow the Corporation to violate the terms of any lease or contract connected with the business of the Corporation.

     F. The Sellers shall not allow the Corporation to encumber the business assets of the Corporation in any way whatsoever.

     G. The Sellers shall not remove or have removed any of the business assets except those consumed in the regular conduct of the business.

     H. The Sellers shall not allow the Corporation to increase the compensation payable to any of the officers, directors or employees or consultants of the business.

     I. The Sellers shall not allow the Corporation to hire additional permanent employees for use in the business or discharge any present employees of the business without prior written notification to the Buyer.

     J. The Sellers shall have the Corporation preserve the goodwill of the Corporation's customers and accounts and others having business relations with the Corporation.

     K. There shall be no modifications in the financial condition of the Corporation as set forth in the financial statements set forth in Exhibit "B" except as will occur in the ordinary and regular conduct of the Corporation's business.

     L. There will not be any changes in the legal structure of the Corporation, or its directors and officers, or its Articles of Incorporation, or its By-Laws.

     M. No dividends be declared or paid on the stock of the Corporation.

17. EMPLOYEES OF THE CORPORATION

     A. The Sellers warrant and represent that:

          (1) The employees of the Corporation do not have any interest in any of the Corporation's property, real or personal or tangible or intangible.

          (2) The attached Exhibit "D", entitled, "Employees of the Corporation", dated August _____, 1997 sets forth all employees of the Corporation, their compensation, vacations, holidays and other fringe benefits.

     B. Although Buyer currently plans to retain all the Corporation's current employees, Buyer shall not be obligated to do so for any specified period and no representations have been made to the contrary to any employees by the Corporation or Sellers.

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18. DUE DILIGENCE AND INSPECTION OF RECORDS

     The Buyer has the right to inspect, or have inspected by a Certified Public Accountant appointed by the Buyer and at Buyer's expense, the books and records of the Corporation and the operations of the Corporation, including the operations and affairs of the Corporation in other Caribbean islands, including PFC-EC and any other affiliates. Sellers and the Corporation will make available to Buyer, Buyer's counsel, accountants, and other representatives access to such information and documents regarding the Corporation's business operations and financial records as Buyer may reasonably request including a review of all accounts, material contracts, licenses, bonds, reports to the Division of Banking and Insurance and any audit or other review of the Corporation's financial records.

19. LABOR RELATIONS

     The Sellers warrant and represent that there is no wrongful discharge or other employment complaint or litigation pending and no work stoppage pending or threatened with respect to the business, and no applications for certification as a collective bargaining agent with respect to the Corporation are pending or anticipated.

20. INSURANCE COVERAGE

     The Sellers warrant and represent that as of the date of closing and for the three (3) year period prior to the date of closing, the Corporation has maintained adequate insurance for the business with respect to risks normally insured against by similar businesses.

21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Buyer and Sellers herein shall survive the closing of the Contract.

22. BINDING ON SUCCESSORS

     This Contract shall be binding upon the heirs, executors, administrators, successors and assigns of the Buyer and Sellers.

23. BROKERS AND EXPENSES

     A. Buyer and Sellers warrant and represent to each other that neither has employed any broker, finder or other person or entity in connection with matters contemplated by this Agreement.

     B. Buyer and Sellers shall indemnify each other from any claim and any costs associated therewith by any such broker, finder, person or entity.


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     C. Each of the parties  hereto  shall pay all  expenses  and  disbursements incurred by it, its officers, employees, attorneys, accountants, financial advisers and other agents and representatives in connection with Agreement and the performance of its obligations hereunder.

24. CHANGES TO SELLERS' WARRANTIES AND REPRESENTATIONS

     If there are any changes to the Sellers' warranties or representations set forth in this Contract, the Seller shall notify the Buyer immediately in writing of such changes by certified or registered mail, return receipt requested or by delivery to Buyer in person of such writing.

25. ARTICLE HEADINGS

     The heading or subheadings of articles contained herein are used for convenience and ease of reference and shall not limit the scope or intent of the article

26. ARBITRATION AND APPLICABLE LAW

     Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration to be held in St. Thomas, U.S. Virgin Islands in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. This Agreement shall be governed by the law of the U.S. Virgin Islands.

27. DOCUMENTS INCORPORATED BY REFERENCE

     The following documents are hereby incorporated by reference:

     A. Exhibit "A" entitled, "Assets of the Corporation", dated August ____, 1997.

     B. Exhibit "B" entitled, "Financial Statements", dated August ____, 1997.

     C. Exhibit "C" entitled, "Contracts of the Corporation", dated August ____, 1997.

     D. Exhibit "D" entitled, "Employees of the Corporation", dated August ____, 1997.

28. NOTICES AND CORRESPONDENCE

     All notices and correspondence shall be sent by either party to the other in all matters dealing with this Agreement to the following addresses:

    (a)      To the Sellers:       Keith A. Forbes, President
                                   CARIB NATIONAL GROUP, INC.
                                   Rural Route 02
                                   Villa La Reine Center
                                   Kingshill, St. Croix
                                   U.S. Virgin Islands 00850

                                   The Grant Trust
                                   c/o Rita Dudley Grant, Trustee
                                   322 Judith's Fancy
                                   St. Croix, U.S. Virgin Islands

                                   Richard E.W. Grant
                                   322 Judith's Fancy
                                   St. Croix, U.S. Virgin Islands

                                   Zenon Development Corporation
                                   106 Hermon Hill
                                   St. Croix, U.S. Virgin Islands

                                   Leslie Sitaram and Cathy-Mae Sitaram
                                   369 Humbug
                                   St. Croix, U.S. Virgin Islands

    (b)      To the Buyer:         John P. de Jongh,  Jr., President
                                   THE LOCKHART COMPANIES
                                    INCORPORATED
                                   No. 44 Estate Thomas
                                   P.O. Box 7020
                                   Charlotte Amalie St. Thomas
                                   U.S. Virgin Islands 00801


or any other address provided prior written notice is given to the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement which is effective as of August ____, 1997.

                                          Sellers:

WITNESSES:                                CARIB NATIONAL GROUP, INC.



_____________________            By:      ___________________________________
                                          KEITH A. FORBES, President
_____________________                                               [Seal]


                                 Attest:  ___________________________________
                                                                    , Secretary


                                          ZENON DEVELOPMENT CORPORATION


_____________________            By:      ___________________________________
                                          Carlos Zenon, President
_____________________                                               [Seal]


                                 Attest:  ___________________________________
                                                                    , Secretary


_____________________            By:      ___________________________________
                                          LESLIE SITARAM, Selling Shareholder
_____________________



_____________________            By:      ___________________________________
                                          CATHY-MAE SITARAM Selling Shareholder
_____________________                                               [Seal]

                                          THE GRANT TRUST, Selling Shareholder

_____________________            By:     _______________________________________
                                         RITA DUDLEY GRANT, Trustee
_____________________


_____________________                    _______________________________________
                                         RICHARD E.W. GRANT, Selling Shareholder
_____________________
                                         Buyer:

                                         THE LOCKHART COMPANIES
                                          INCORPORATED


_____________________            By:     _______________________________________
                                         JOHN P. de JONGH, JR., President
_____________________                                         [Seal]

                                 Attest: _______________________________________
                                         Cornel A. Williams, Secretary